UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 29, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2020, the board of directors (the “Board”) of Pacific Gas and Electric Company (the “Utility”) appointed Sumeet Singh, Senior Vice President and Chief Risk Officer of the Utility, as Interim President, and Chief Risk Officer of the Utility, effective January 1, 2021.  He is expected to continue in the interim role until a permanent selection is made.  Mr. Singh will also continue to serve as Senior Vice President and Chief Risk Officer of PG&E Corporation.  As previously disclosed, effective December 31, 2020, Michael A. Lewis will retire from his position as Interim President of the Utility.

From August 1, 2020 to the present, Mr. Singh, 42, has served as Senior Vice President and Chief Risk Officer of PG&E Corporation and the Utility.  In this role, Mr. Singh oversees all of PG&E Corporation and the Utility’s operations and public safety, including evaluating risks associated with wildfires, nuclear, dams, natural gas, natural disasters, and the Public Safety Power Shutoff program, as well as other strategic risks confronting utilities such as those relating to cyberattacks and the COVID-19 pandemic.  Previously, from April 2020 to July 2020, Mr. Singh served as the Gas Safety & Integrity Officer at Picarro Inc., a provider of hardware-enabled descriptive and predictive analytics for natural gas asset management.  Prior to that, from 2008 to April 2020, Mr. Singh served in various roles at the Utility, including as Vice President, Asset Management and Community Wildfire Safety Program, Vice President of Portfolio Management & Engineering in the Utility’s Gas Operations, and Vice President, Asset & Risk Management in the Utility’s Gas Operations.

In addition to his current compensation package, the Board approved an additional monthly fee of $27,000 and enhanced participation in the short-term incentive program for Mr. Singh, in connection with his new role.

Mr. Singh will continue to be eligible to receive executive benefits, as described in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K/A filed on March 31, 2020.

There are no arrangements or understandings between Mr. Singh and any other persons pursuant to which he was selected as Interim President, and Chief Risk Officer of the Utility.  Further, there are no family relationships between Mr. Singh and any director or executive officer of PG&E Corporation or the Utility.  In addition, Mr. Singh has not been party to any reportable transactions with PG&E Corporation or the Utility pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K.

Mr. Singh is not expected to serve on the Board.  Although California Public Utilities Commission (the “CPUC”) Decision (D.) 20-05-053 requires that the Board include the chief executive officer of the Utility, on December 22, 2020, the CPUC granted an extension for compliance with Decision (D.) 20-05-053 until a permanent selection is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: December 30, 2020	By:	/s/ JOHN R. SIMON
		Name:	John R. Simon
		Title:	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: December 30, 2020	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, General Counsel and Corporate Secretary